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                                                                    Exhibit 10.9

                       AGREEMENT OF RIGHT OF FIRST REFUSAL

WiderThan Co., Ltd. (the "Company") and _____________ ("Shareholder") have agreed on the conclusion of the right of first refusal of the shares of the Company held by the Shareholder (the "Shares") as the following:

1.   Definitions

     (1) The "Shares" refer to common shares of the Company held by the Shareholder.

     (2) The "Expected Transaction Price" refers to the price at which the Shareholder intends to transfer the Shares to a third party.

     (3) The "Right of First Refusal" refers to the right of the Company to have priority over others in purchasing the Shares held by the Shareholder.

2.   Scope of agreement

     (1) In case the Shareholder intends to transfer all or a part of the Shares to a third party, the Shareholder must notify the Company of the Expected Transaction Price, transferee, and transaction timing in advance.

     (2) The Company can purchase the Shares from the Shareholder or designate an entity to purchase the Shares at the Expected Transaction Price prior to purchase by any other entities.

     (3) The Company must notify the Shareholder whether it would exercise or waive the right of first refusal within two weeks from the date the Shareholder notified the Company of the transfer of the Shares.

     (4) In case the Company notified its willingness to exercise the Right of First Refusal, the Company or the entity designated by the Company shall immediately conclude a share purchase agreement with the Shareholder and make payment for the Shares.

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     (5)  In case the Company waives its Right of First Refusal, the Shareholder should transfer to intending purchaser(s) all or a part of the Shares at a price no less than the Expected Transaction Price previously notified to the Company.


3.   Application for Shareholder name transfer

     (1) In case the Shareholder signs a share purchase agreement with a third party after the Company's waiver of right of first refusal, the Shareholder shall submit copies of the share purchase agreement and payment receipt to the Company within one week of the execution of the agreement and receipt of the payment, and the third party shall apply for shareholder name transfer with the Company.

4.   Execution

     (1) In case the Company or the Shareholder violates this agreement, the violating entity shall be responsible for all civil liabilities.

5.   Interpretation

Any discrepancies in interpretation of this agreement or matters not mentioned in this agreement shall be resolved by an agreement between the Shareholder and the Company.

6.   Effective date and termination

     This agreement shall become effective on the signing date of both parties. This agreement shall be terminated when the common shares of the Company are listed on domestic or foreign stock exchange.

7.   Confidentiality

     (1)  The Parties of the agreement shall not disclose any information

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          regarding the existence of this agreement, the contents, or the share transaction to a third party unless it is required by the law or the regulatory body or a written consent is received from the other side of the Parties.

     (2) In addition, during the course of share transaction, the Shareholder must secure insider information of the Company from the counterpart of the transaction or the third party.

8.   Resolution of disputes

The Parties shall make efforts to resolve any disputes related to this agreement in an amicable manner. Unsettled disputes will be resolved under the jurisdiction of the Seoul District Court.

In witness whereof, the undersigned, being duly authorized by their respective Parties, have signed this agreement. This agreement is drafted and signed in duplicate copies, both copies being equally authentic, and each copy shall be kept by each party.



                                                                 Date: 200 . . .



"The Company"
                   463 Chungjeong-ro 3-ga, Seodaemun-gu, Seoul
                   WiderThan Co., Ltd.
                   CEO Sangjun Park

"Shareholder"
                   Name:
                   Signature: ______________________
                   Address:
                   SSN:

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